Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of FiberMark, Inc. on Form S-3, to be filed on or about March 25, 1998, of our report dated January 26, 1996, on our audits of the financial statements of FiberMark, Inc. (formerly Specialty Paperboard, Inc.) as of December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


Boston, Massachusetts                             Coopers & Lybrand L.L.P.
March 25, 1998